Exhibit 10.2.1

MODIFICATION TO EMPLOYMENT AGREEMENT

         As of this 1st day of April, 2003, LivePerson, Inc. (“LivePerson”) and Timothy E. Bixby (“Executive”) agree to modify their June 23, 1999 Employment Agreement (the “Agreement”) as follows:

         1.       Section VIII, “Effect of Termination of Employment,” Paragraph A, shall be modified to provide that, if the Executive’s employment terminates due to either a Without Cause Termination or a Constructive Discharge (as defined in the Agreement), LivePerson will continue to pay the Executive his Base Salary and benefits (as defined in the Agreement) for a period of twelve (12) months following such Termination or Constructive Discharge.

         2.       Section VIII, “Effect of Termination of Employment,” Paragraph D(ii), shall be modified to delete the provision that states “Constructive Discharge shall also mean the removal of Robert LoCascio as President or CEO of the Company.”

         All other provisions of the Agreement shall remain in full force and effect.

/s/ TIMOTHY E. BIXBY	Dated: 4-1-03
Timothy E. Bixby

LIVEPERSON, INC.

By: /s/ ROBERT LOCASCIO	Dated: 4-1-03